Exhibit 5.1

April 17, 2014

Embraer S.A.

Av. Brigadeiro Faria Lima, 2170

12227-901 – São José dos Campos, SP

Brazil

RE:      Embraer S.A.
Registration Statement on Form F-4

Ladies and Gentlemen:

We have acted as special United States counsel to Embraer Overseas Limited (the "Company"), an exempted limited liability company organized under the laws of the Cayman Islands, and Embraer S.A. (the "Guarantor" and, together with the Company, the "Opinion Parties"), a corporation formed under the laws of the Federative Republic of Brazil, in connection with the public offering of up to US$540,518,000 aggregate principal amount of the Company’s 5.696% Guaranteed Senior Notes Due 2023 (the “Exchange Notes”). The Exchange Notes are to be issued pursuant to an exchange offer (the “Exchange Offer”) in exchange for a like principal amount of the issued and outstanding 5.696% Guaranteed Senior Notes Due 2023 of the Company (the “Original Notes”) under the Indenture, dated as of September 16, 2013 (the “Indenture”), between the Opinion Parties and The Bank of New York Mellon, as trustee, as contemplated by the Registration Rights Agreement, dated as of September 16, 2013 (the “Registration Rights Agreement”), by and among the Company, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Act”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form F-4 filed by the Opinion Parties with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”); (ii) an executed copy of the Registration Rights Agreement; (iii) an executed copy of the Indenture, pursuant to which the Guarantor has guaranteed the obligations of the Company under the Indenture (the "Guarantee"); (iv) the Form T-1 of the Trustee filed as an exhibit to the Registration Statement; and (v) the form of the global note to be used to represent the Exchange Notes filed as an exhibit to the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Opinion Parties and such agreements, certificates of public officials, certificates of officers or other representatives of the Opinion Parties and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

Embraer Overseas Limited

Embraer S.A.

April 17, 2014

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, including the Opinion Parties, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and, except to the extent expressly set forth below, the validity and binding effect on such parties. We have also assumed that the Opinion Parties have been duly organized and are validly existing under the laws of the respective jurisdictions of their organization and that the Opinion Parties have complied with all aspects of applicable laws of jurisdictions other than the State of New York in connection with the issuance and offer of the Exchange Notes. In rendering the opinions expressed below we have also assumed, without independent investigation or verification of any kind, that the choice of New York law to govern the Indenture and the Exchange Notes, which are stated therein to be governed thereby, is legal and valid under the laws of other applicable jurisdictions and that insofar as any obligation under any of the Indenture and the Exchange Notes is to be performed in any jurisdiction outside the United States of America its performance will not be illegal or ineffective by virtue of the law of that jurisdiction. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Opinion Parties and others.

Our opinion set forth herein is limited to the laws of the State of New York which are normally applicable to transactions of the type contemplated by the Exchange Offer and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-opined on law on the opinions herein stated.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, and assuming that the Exchange Notes to be issued in the Exchange Offer have been duly authorized, and will be duly issued in accordance with the laws of the Cayman Islands, we are of the opinion that when the Exchange Notes (in the form examined by us) have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of Original Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, (A) the Exchange Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and (B) the Guarantee will constitute a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms; in each case, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally and (2) general principles of equity (regardless of whether enforcement is sought in equity or at law).

Embraer Overseas Limited

Embraer S.A.

April 17, 2014

In rendering the opinion set forth above, we have assumed that the execution and delivery by the Opinion Parties of the Indenture and the Exchange Notes and the performance by the Opinion Parties of their respective obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Opinion Parties or their respective properties are subject.

We call to your attention that irrespective of the agreement of the parties to any Transaction Agreement concerning personal jurisdiction over them, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Agreement. We do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement providing for indemnity by any party thereto against any loss in obtaining the currency due to such other party under any Transaction Agreement from a court judgment in another currency.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Validity of the Exchange Notes” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher &Flom LLP